Exhibit 99.1

Playtika Holding Corp. Reports First Quarter 2022 Results

First Quarter Revenue Grew to $676.9 million, up 6.0% year-over-year and up 4.3% Sequentially
Average Daily Payer Conversion Increased to 3.2%
Casual Portfolio Revenue Grew 20.7% year-over-year and is now 52.5% of Total Revenue

Herzliya, Israel - May 10, 2022 - Playtika Holding Corp. (NASDAQ: PLTK) today released financial results for its first quarter for the period ending March 31, 2022.

First Quarter 2022 Financial Highlights:

•First quarter revenue was $676.9 million compared to $638.9 million in the prior year period.
•Net income was $83.2 million compared to $35.7 million in the prior year period.
•Adjusted EBITDA, a non-GAAP financial measure defined below, was $220.5 million compared to $258.0 million in the prior year period.
•Our cash and cash equivalents and short-term bank deposits totaled $1,107.9 million as of March 31, 2022 with $600 million in additional borrowing capacity pursuant to our Revolving Credit Facility, resulting in over $1.7 billion of available liquidity.

“We delivered strong revenue growth as a result of our continual efforts to improve and refine our monetization program and increase retention of our players,” said Robert Antokol, Chief Executive Officer of Playtika. “The year began with investment in our product roadmaps and new marketing campaigns to secure our foundation for ongoing growth. I want to thank our employees who have remained resilient through the war in Ukraine. I am forever grateful for their sacrifice and dedication to helping Playtika become a market leader in mobile gaming entertainment.”

“Our differentiated live-ops and direct-to-consumer platforms provided strong sequential revenue growth in the first quarter across both our casual and casino games portfolio, and we are encouraged by strong operating metrics, with increases in average daily payer conversion and ARPDAU,” said Craig Abrahams, President and Chief Financial Officer. “We continue to lay the groundwork for future growth by making investments in the business to support new game development, recent acquisitions, offline marketing campaigns, and investments in our workforce. These investments in marketing are weighted more heavily to the start of the year and will position the company well for sustainable growth.”

Highlights

•Casual portfolio grew revenue 20.7% year-over-year, comprising 52.5% of total revenue
•Average Daily Payer Conversion increased to 3.2%, up from 2.8% in Q1’21
•Direct-to-Consumer channel grew 31.5% year-over-year and is now 22.5% of total revenue
•Solitaire Grand Harvest grew revenue 41.7% year-over-year
•Junes Journey grew revenue 30.4% year-over-year
•Caesars Casino grew revenue 8.2% year-over-year

New Game Developments

•Merge Stories launch planned for Q3’22
◦Built by our Jelly Button studio, creators of Board Kings
•Two additional titles in development slated to soft launch for testing in 2022

Financial Outlook

For the full year 2022 the company anticipates revenue of $2.73 billion and Adjusted EBITDA of $940 million.

Conference Call

Playtika management will host a conference call at 5:30 a.m. Pacific Time (8:30 a.m. Eastern Time) today to discuss the company’s results. The conference call can be accessed via the conference numbers below and also via a webcast accessible at investors.playtika.com. A replay of the call will be available through the website one hour following the call and will be archived for one year.
•Toll-free dial-in number: (833) 665-0587
•International dial-in number: (661) 407-1603
•Conference ID: 3398904

Summary Operating Results of Playtika Holding Corp.

	Three months ended March 31,
(in millions of dollars, except percentages, Average DPUs, and ARPDAU)	2022	2021
Revenues	$676.9	$638.9
Total cost and expenses	$556.5	$508.6
Operating income	$120.4	$130.3
Net income	$83.2	$35.7
Adjusted EBITDA	$220.5	$258.0
Net income margin	12.3%	5.6%
Adjusted EBITDA margin	32.6%	40.4%

Non-financial performance metrics
Average DAUs	10.1	10.4
Average DPUs (in thousands)	323	296
Average Daily Payer Conversion	3.2%	2.8%
ARPDAU	$0.74	$0.68
Average MAUs	31.7	31.4

About Playtika Holding Corp.

Playtika (NASDAQ: PLTK) is a mobile gaming entertainment and technology market leader with a portfolio of multiple game titles. Founded in 2010, Playtika was among the first to offer free-to-play social games on social networks and, shortly after, on mobile platforms. Headquartered in Herzliya, Israel, and guided by a mission to entertain the world through infinite ways to play, Playtika has offices worldwide and employs over 4,000 employees.

Forward Looking Information

In this press release, we make “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Further, statements that include words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "present," "preserve," "project," "pursue," "will," or "would," or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

•our reliance on third-party platforms, such as the iOS App Store, Facebook, and Google Play Store, to distribute our games and collect revenues, and the risk that such platforms may adversely change their policies;
•our reliance on a limited number of games to generate the majority of our revenue;
•our reliance on a small percentage of total users to generate a majority of our revenue;
•our free-to-play business model, and the value of virtual items sold in our games, is highly dependent on how we manage the game revenues and pricing models;
•our inability to complete acquisitions and integrate any acquired businesses successfully could limit our growth or disrupt our plans and operations;
•we may be unable to successfully develop new games;
•our ability to compete in a highly competitive industry with low barriers to entry;
•we have significant indebtedness and are subject to the obligations and restrictive covenants under our debt instruments;
•the impact of the COVID-19 pandemic on our business and the economy as a whole;
•our controlled company status;
•legal or regulatory restrictions or proceedings could adversely impact our business and limit the growth of our operations;
•risks related to our international operations and ownership, including our significant operations in Israel, Ukraine and Belarus and the fact that our controlling stockholder is a Chinese-owned company;
•our reliance on key personnel;
•security breaches or other disruptions could compromise our information or our players’ information and expose us to liability; and
•our inability to protect our intellectual property and proprietary information could adversely impact our business.

Additional factors that may cause future events and actual results, financial or otherwise, to differ, potentially materially, from those discussed in or implied by the forward-looking statements include the risks and uncertainties discussed in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur, and reported results should not be considered as an indication of future performance. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Except as required by law, we undertake no obligation to update any forward-looking statements for any reason to conform these statements to actual results or to changes in our expectations.

PLAYTIKA HOLDING CORP.
CONSOLIDATED BALANCE SHEETS
(In millions, except for per share data)

	March 31,	December 31,
	2022	2021
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$885.8	$1,017.0
Short-term bank deposits	222.1	100.1
Restricted cash	2.0	2.0
Accounts receivable	139.7	143.7
Prepaid expenses and other current assets	97.2	72.9
Total current assets	1,346.8	1,335.7
Property and equipment, net	105.6	103.3
Operating lease right-of-use assets	98.8	89.4
Intangible assets other than goodwill, net	419.3	417.3
Goodwill	829.3	788.1
Deferred tax assets, net	40.6	38.3
Investments in unconsolidated entities	17.8	17.8
Other non-current assets	30.7	13.4
Total assets	$2,888.9	$2,803.3

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Current maturities of long-term debt	$12.2	$12.2
Accounts payable	41.9	45.7
Operating lease liabilities, current	20.0	17.2
Accrued expenses and other current liabilities	457.4	494.6
Total current liabilities	531.5	569.7
Long-term debt	2,420.3	2,422.9
Contingent consideration	30.0	28.7
Employee related benefits and other long-term liabilities	3.1	23.7
Operating lease liabilities, long-term	87.9	82.3
Deferred tax liabilities	56.1	53.7
Total liabilities	3,128.9	3,181.0
Commitments and contingencies
Stockholders' equity (deficit)
Common stock of $0.01 par value; 1,600.0 shares authorized; 412.2 and 411.1 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	4.1	4.1
Additional paid-in capital	1,072.0	1,032.9
Accumulated other comprehensive income	18.6	3.2
Accumulated deficit	(1,334.7)	(1,417.9)
Total stockholders' deficit	(240.0)	(377.7)
Total liabilities and stockholders’ deficit	$2,888.9	$2,803.3

PLAYTIKA HOLDING CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In millions, except for per share data)
(Unaudited)

	Three months ended March 31,
	2022	2021
Revenues	$676.9	$638.9
Costs and expenses
Cost of revenue	186.9	183.0
Research and development	112.7	85.2
Sales and marketing	179.7	140.1
General and administrative	77.2	100.3
Total costs and expenses	556.5	508.6
Income from operations	120.4	130.3
Interest expense and other, net	27.5	75.7
Income before income taxes	92.9	54.6
Provision for income taxes	9.7	18.9
Net income	83.2	35.7
Other comprehensive income (loss)
Foreign currency translation	(3.3)	(9.9)
Change in fair value of derivatives	18.7	(0.1)
Total other comprehensive income (loss)	15.4	(10.0)
Comprehensive income	$98.6	$25.7

Net income per share attributable to common stockholders, basic	$0.20	$0.09
Net income per share attributable to common stockholders, diluted	$0.20	$0.09
Weighted-average shares used in computing net income per share attributable to common stockholders, basic	412.0	406.5
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	412.5	409.5

PLAYTIKA HOLDING CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three months ended March 31,
	2022	2021
Cash flows from operating activities	$58.1	$(56.4)
Cash flows from investing activities
Purchase of property and equipment	(13.0)	(7.5)
Capitalization of internal use software costs	(13.5)	(13.3)
Purchase of intangible assets	(2.4)	(3.3)
Short-term bank deposits	(122.1)	(50.0)
Payments for business combination, net of cash acquired	(29.3)	—
Other investing activities	—	2.2
Net cash used in investing activities	(180.3)	(71.9)
Cash flows from financing activities
Proceeds from bank borrowings, net	—	880.7
Repayments on bank borrowings	(4.8)	(951.0)
Proceeds from issuance of unsecured notes	—	176.9
Proceeds from issuance of common stock, net	—	470.4
Payment of tax withholdings on stock-based payments	(1.4)	—
Net cash provided by (used in) financing activities	(6.2)	577.0
Effect of exchange rate changes on cash and cash equivalents	(2.8)	(5.9)
Net change in cash, cash equivalents and restricted cash	(131.2)	442.8
Cash, cash equivalents and restricted cash at the beginning of the period	1,019.0	523.6
Cash, cash equivalents and restricted cash at the end of the period	$887.8	$966.4

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure and should not be construed as an alternative to net income as an indicator of operating performance, nor as an alternative to cash flow provided by operating activities as a measure of liquidity, or any other performance measure in each case as determined in accordance with GAAP.

Below is a reconciliation of Adjusted EBITDA to net income, the closest GAAP financial measure. We define Adjusted EBITDA as net income before (i) interest expense, (ii) interest income, (iii) provision for income taxes, (iv) depreciation and amortization expense, (v) stock-based compensation, (vi) contingent consideration, (vii) acquisition and related expenses, (viii) expense under our long-term compensation plans, (ix) M&A related retention payments, and (x) certain other items, including impairments. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by revenues.

We supplementally present Adjusted EBITDA and Adjusted EBITDA Margin because these are key operating measures used by our management to assess our financial performance. Adjusted EBITDA adjusts for items that we believe do not reflect the ongoing operating performance of our business, such as certain noncash items, unusual or infrequent items or items that change from period to period without any material relevance to our operating performance. Management believes Adjusted EBITDA and Adjusted EBITDA Margin are useful to investors and analysts in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses Adjusted EBITDA and Adjusted EBITDA Margin to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against other peer companies using similar measures. We evaluate Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with our results according to GAAP because we believe they provide investors and analysts a more complete understanding of factors and trends affecting our business than GAAP measures alone.

Adjusted EBITDA and Adjusted EBITDA Margin as calculated herein may not be comparable to similarly titled measures reported by other companies within the industry and are not determined in accordance with GAAP. Our presentation of Adjusted EBITDA and Adjusted EBITDA Margin should not be construed as an inference that our future results will be unaffected by unusual or unexpected items.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(In millions)

	Three months ended March 31,
	2022	2021
Net income	$83.2	$35.7
Provision for income taxes	9.7	18.9
Interest expense and other, net	27.5	75.7
Depreciation and amortization	39.5	33.2
EBITDA	159.9	163.5
Stock-based compensation(1)	39.8	24.3
Contingent consideration	(23.0)	—
Long-term cash compensation(2)	24.9	29.8
Acquisition and related expenses(3)	9.0	35.7
M&A related retention payments(4)	(1.9)	3.1
Other one-time items(5)	11.8	1.6
Adjusted EBITDA	$220.5	$258.0
Net income margin	12.3%	5.6%
Adjusted EBITDA margin	32.6%	40.4%
_________

(1)    Reflects, for the three months ended March 31, 2022 and 2021, stock-based compensation expense related to the issuance of equity awards to certain of our employees.
(2)    Includes expenses recognized for grants of annual cash awards to employees pursuant to our Retention Plans, which awards are incremental to salary and bonus payments, and which plans expire in 2024. For more information, see notes to our consolidated financial statements.
(3)    Amount for the three months ended March 31, 2022 primarily relates to expenses incurred by the Company in connection with the evaluation of strategic alternatives for the Company. Amount for the three months ended March 31, 2021 primarily relates to bonus expenses paid as a result of the successful initial public offering of the Company’s stock in January 2021.
(4)    Includes retention awards to key individuals associated with acquired companies as an incentive to retain those individuals on a long-term basis. The income amount for the three months ended March 31, 2022 primarily relates to the reduction of contingent consideration payable to employees of the Company that were also selling Shareholders of Reworks. This portion of the contingent consideration is being accounted for as an M&A retention payment to these employees, with changes in the amounts recognized as compensation expense.
(5)    Amount for the three months ended March 31, 2022, consists of $8.8 million incurred by the Company for severance and $3.0 million incurred by the Company for relocation and support provided to employees due to the war in Ukraine.

Contacts

Investor Relations	Press Contact
Playtika	Teneo
David Niederman	Stephen Cohen
davidni@playtika.com	stephen.cohen@teneo.com